UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

First Franklin Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16362	31-1221029
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Ashwood Drive, Cincinnati, Ohio	45241
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 469-5352

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 5, 2010, First Franklin Corporation (the “Company”) issued a press release regarding its earnings for the quarter and year ended December 31, 2009. The press release is attached as Exhibit 99 hereto and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, John L. Nolting resigned from the Board of Directors (the “Board”) of First Franklin Corporation (the “Company”). Mr. Nolting, who had served as a director of the Company since its formation in 1987, did not cite any disagreement with the Company as a basis for his resignation. Mr. Nolting will remain a director of The Franklin Savings and Loan Company (“Franklin Savings”), the Company’s wholly-owned subsidiary.

Also on March 1, 2010, upon the recommendation of the Nominating Committee, the Board elected Steven R. Sutermeister as a director of the Company to fill the vacancy created by Mr. Nolting’s resignation in the class of directors whose terms expire in 2011. Mr. Sutermeister was also appointed to serve on the Board’s Audit and Nominating Committees to fill existing vacancies. These vacancies were created by the resignation of John J. Kuntz from those committees upon his previously announced appointment as Chairman, President and CEO of the Company, which will be effective April 1, 2010.

Mr. Sutermeister currently is a private investor with Vadar Capital LLC. From 1999 to 2008, Mr. Sutermeister served as Senior Vice President of The Union Central Life Insurance Company and President of Summit Investment Partners, Inc., a wholly-owned investment advisory subsidiary of Union Central, both of which are located in Cincinnati, Ohio. Mr. Sutermeister has served as a director of Franklin Savings since November 2009, and is involved in numerous charitable activities, including serving on the Board and Finance Committee of the Cincinnati Arts Association and on the Investment Committee of the United Way of Greater Cincinnati.

The Board has determined that Mr. Sutermeister is an “independent director” under the rules of The NASDAQ Stock Market. There was no arrangement or understanding between Mr. Sutermeister and any other persons pursuant to which he was selected as a director. Neither Mr. Sutermeister nor any of his immediate family members is a party, directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Sutermeister will have the same compensation arrangements as the Company’s other non-employee directors, which have been previously disclosed in the Company’s filings with the Securities and Exchange Commission.

A copy of the press release announcing Mr. Nolting’s resignation and Mr. Sutermeister’s election is furnished as Exhibit 99 to this Current Report on Form 8- K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) – (c). Not applicable.

(d). Exhibits.

Exhibit No.	Description
99	Press Release of First Franklin Corporation dated March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FRANKLIN CORPORATION

By: /s/ Daniel T. Voelpel
Daniel T. Voelpel
Vice President and Chief Financial Officer

Date: March 5, 2010